Exhibit 99.1

LRR Energy, L.P. Announces Second Quarter 2012 Results and 2012 Guidance Update

Houston, Texas (August 9, 2012) - LRR Energy, L.P. (NYSE: LRE) (“LRR Energy”) announced today its operating and financial results for the three and six months ended June 30, 2012.

Highlights for the three months ended June 30, 2012

•                              Closed $67 million ($65.1 million after purchase price adjustments) acquisition of predominantly mature, oil-weighted properties in the Permian Basin region of New Mexico and onshore Gulf Coast region of Texas from our sponsor, Lime Rock Resources

•                              As planned, successfully completed drilling seven new wells in our largest field, Red Lake, with good production results

•                              Entered into a $50 million senior secured second lien term loan facility

•                              Approximately $67.2 million of available borrowing capacity under our $500 million revolving credit facility

•                              Added significantly to our commodity derivative hedge position

Eric Mullins, Chairman and Co-Chief Executive Officer, commented, “We are pleased with our second quarter, which included the closing of our first acquisition.  During the quarter, we strengthened our borrowing capacity by entering into our $50 million senior secured second lien term loan facility, which provided for additional liquidity under our revolving credit facility.” Charlie Adcock, Co-Chief Executive Officer, reflected that, “During the second quarter, we continued to execute our drilling program in the Red Lake field in New Mexico by successfully drilling seven wells with better than expected production results.  Three of the seven wells partially contributed to our second quarter performance. We expect all seven wells to contribute to our third quarter production.”

Our financial statements for the three and six months ended June 30, 2012 have been recast as if we had owned the assets acquired on June 1, 2012 from Lime Rock Resources since our initial public offering, as the transaction was between entities under common control.

Results for the three months ended June 30, 2012

•                              Average production was 6,462 Boe per day

•                              Total revenues were $40.4 million

•                              Net income was $13.4 million and net income per limited partner unit (basic and diluted) was $0.54

•                              Adjusted EBITDA was $17.7 million (see reconciliation of Non-GAAP financial measures on page 10)

•                              Total cash capital expenditures were $7.8 million

•                              Distributable Cash Flow was $11.3 million (see reconciliation of Non-GAAP financial measures on page 10)

•                              Distribution Coverage Ratio was 1.06x (see reconciliation of Non-GAAP financial measures on page 10)

•                              Gains on commodity derivative instruments totaled $17.8 million, including $6.8 million of realized gains and $11.0 million of unrealized gains

•                              Lease operating expenses were $6.9 million, or $11.76 per Boe

•                              Production and ad valorem taxes were $1.7 million, or $2.89 per Boe

•                              Depletion and depreciation was $10.6 million, or $17.96 per Boe

•                              General and administrative expense was $3.2 million

•                              Interest expense was $1.3 million

Recent Events

On July 20, 2012, LRR Energy announced that the Board of Directors of its general partner declared a cash distribution for the second quarter of 2012 of $0.4750 per outstanding unit, or $1.90 on an annualized basis.  The distribution will be paid on August 14, 2012 to all unitholders of record as of the close of business on July 31, 2012.

Consistent with the previously disclosed Pecos Slope field curtailment, approximately 1.0 MMcf/d of production was curtailed during the quarter due to the gas containing a nitrogen percentage greater than our gas purchaser’s specification. We expect the curtailment to remain at this level until a field-wide nitrogen rejection facility is installed in January 2013 by the gas gathering company. The actual timing and amount of resumed production may differ from these estimates.  LRR Energy expects the impact of this curtailment to be less than one percent of estimated 2012 total revenue.

Our total production rate for July 2012 was approximately 6,400 Boe/d.

2012 Guidance Update

As a result of the recasting of our financial statements, we are updating our 2012 guidance to include the recasted financial results for the six months ended June 30, 2012 plus our anticipated results for the six months ended December 31, 2012.

	Prior Guidance	Current Guidance
Daily Production (Boe/d)	5,900 - 6,300	6,100 - 6,400

LOE ($/Boe)	$9.25 - 9.75	$10.50 - 11.00

Capital Expenditures ($MM)
Maintenance	$19.8	$21.0
Growth and other	5.9	10.0
Total	$25.7	$31.0

The average daily production increase from prior guidance is due to the recasting of our financial statements and better than expected production performance from our Red Lake field and Pecos Slope field drilling programs.  The increase in lease operating expense per Boe from prior guidance is due to the recasting of our financial statements and higher realized and expected field operating costs.

LRR Energy now expects to spend approximately $31.0 million of total capital expenditures on the development of its oil and natural gas properties in 2012.  The increase in total expected capital expenditures is primarily due to an increase in the drilling program in the Red Lake field.  Total capital expenditures include approximately $21.0 million of maintenance capital expenditures. Maintenance capital expenditures represent our estimate of the amount of capital required on average per year to maintain our production over the long term. LRR Energy expects to invest the remaining $10.0 million of total capital expenditures in production growth and cost-cutting projects.

The guidance above sets forth management’s best estimate based on current and anticipated market conditions and other factors. While we believe that these estimates and assumptions are reasonable, they are inherently uncertain and are subject to, among other things, significant business, economic, regulatory, environmental and competitive risks and uncertainties that could cause actual results to differ materially from those we anticipate, as set forth under “Forward-Looking Statements.”

Commodity Derivative Contracts

As of June 30, 2012, LRR Energy had the following outstanding derivative contracts.

	Index	2012	2013	2014	2015	2016
Natural Gas Positions
Price swaps (MMBTUs)	NYMEX-HH	2,080,305	7,267,590	5,242,970	4,707,725	3,015,370
Weighted average price		$5.67	$5.15	$5.71	$5.92	$4.29

Basis swaps (MMBTUs)	NYMEX	3,398,556	5,928,340	5,242,959	4,707,727	95,710
Weighted average price		$(0.1114)	$(0.1432)	$(0.1559)	$(0.1698)	$(0.1087)

Collars (MMBTUs)	NYMEX-HH	1,410,560	—	—	—	—
Floor-Ceiling price		$4.75/7.31	—	—	—	—

Puts (MMBTUs)	NYMEX-HH	232,285	178,710	—	—	—
Strike price		$2.00	$3.00	—	—	—

Oil Positions
Price swaps (BBLs)	NYMEX-WTI	305,575	620,772	332,387	289,955	61,413
Weighted average price		$98.70	$95.19	$99.56	$97.60	$89.90

Puts (BBLs)	NYMEX-WTI	5,250	—	—	—	—
Strike price		$70.00	—	—	—	—

NGL Positions
Price swaps (BBLs)	Mont Belvieu	93,528	144,323	—	—	—
Weighted average price		$51.34	$50.49	—	—	—

Subsequent to June 30, 2012, LRR Energy entered into the following commodity hedges.

	Index	2014	2015	2016
Gas Hedges
Price swaps (MMBTUs)	NYMEX-HH	633,129	618,836	1,863,620
Weighted average price		$3.945	$4.132	$4.275

Oil Hedges
Price swaps (BBLs)	NYMEX-WTI	128,539	108,298	291,391
Weighted average price		$87.85	$86.15	$85.10

Quarterly Report on Form 10-Q

LRR Energy expects to file its Quarterly Report on Form 10-Q with the Securities and Exchange Commission no later than August 14, 2012. The 10-Q will be available on the Investor Relations page of LRR Energy’s website, www.lrrenergy.com, or from the Securities and Exchange Commission website, www.sec.gov.

Webcast and Conference Call

LRR Energy will host a webcast and conference call tomorrow, Friday, August 10, 2012 at 11:00 a.m. EDT (10:00 a.m. CDT) to discuss these results.  Interested parties are invited to participate in the call by dialing 1-877-493-8071 (conference ID: 11864644). It is recommended that participants dial in approximately 10 minutes prior to the start of the conference call. Participants may access the webcast, titled “LRR Energy, L.P. Second Quarter 2012 Results

Conference Call,” from LRR Energy’s website, www.lrrenergy.com, under the tab for “Investor Relations.”

A telephonic replay will be available after the call through August 18, 2012. Participants may access this replay by dialing 1-800-585-8367 (conference ID: 11864644).

About LRR Energy, L.P.

LRR Energy is a Delaware limited partnership formed in April 2011 by affiliates of Lime Rock Resources to operate, acquire, exploit and develop producing oil and natural gas properties in North America. LRR Energy’s properties are located in the Permian Basin region in West Texas and southeast New Mexico, the Mid-Continent region in Oklahoma and East Texas and the Gulf Coast region in Texas.

Forward-Looking Statements

This press release includes “forward-looking statements” — that is, statements related to future events. Forward-looking statements are based on the current expectations of LRR Energy and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “may,” “predict,” “pursue,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “target,” “continue,” “potential,” “should,” “could” and  other similar words.  Forward-looking statements in this press release relate to, among other things, LRR Energy’s expectations regarding future results, the full restoration of production at the Pecos Slope field, production volumes and capital expenditures. Actual results and future events could differ materially from those anticipated or implied in such statements. Forward-looking statements involve certain risks and uncertainties, and ultimately may not prove to be accurate.  These risks and uncertainties include, among other things, a decline in oil, natural gas or NGL prices, the risk and uncertainties involved in producing oil and natural gas, competition in the oil and natural gas industry, governmental regulations and other factors.  Actual results could differ materially from those anticipated or implied in the forward-looking statements due to the factors described under the captions “Risk Factors” in LRR Energy’s Annual Report on Form 10-K for the year ended December 31, 2011 and LRR Energy’s subsequent filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release. LRR Energy does not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement.

Investor Contacts:

Todd Hassen

Director of Finance

(713) 292-9534

thassen@lrrenergy.com

Jaime Casas

Chief Financial Officer

(713) 345-2126

jcasas@lrrenergy.com

LRR Energy, L.P.

Selected Operating Data

For the Three and Six Months Ended June 30, 2012

(unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2012	June 30, 2012
Production:
Oil (MBbls)	181	338
Natural gas (MMcf)	2,021	4,072
NGLs (MBbls)	70	131
Total (MBoe)	588	1,148
Average net production (Boe/d)	6,462	6,308

Average sales price:
Oil (per Bbl):
Sales price	$85.94	$91.46
Effect of realized commodity derivative instruments	6.17	3.18
Realized sales price	$92.11	$94.64

Natural gas (per Mcf):
Sales price	$2.15	$2.40
Effect of realized commodity derivative instruments	2.58	2.58
Realized sales price	$4.73	$4.98

NGLs (per Bbl):
Sales price	$38.76	$44.05
Effect of realized commodity derivative instruments	6.87	3.72
Realized sales price	$45.63	$47.77

Average unit costs per Boe:
Lease operating expenses	$11.76	$11.51
Production and ad valorem taxes	$2.89	$2.93
General and administrative expenses	$5.49	$5.49
Depletion and depreciation	$17.96	$17.30

LRR Energy, L.P.

Consolidated Condensed Statement of Operations

For the Three and Six Months Ended June 30, 2012

(in thousands, except per unit amounts)

(unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2012	June 30, 2012

Revenues:
Oil sales	$15,555	$30,913
Natural gas sales	4,345	9,786
Natural gas liquids sales	2,713	5,770
Realized gain on commodity derivative instruments	6,820	12,068
Unrealized gain on commodity derivative instruments	10,997	11,008
Other income	—	3
Total revenues	40,430	69,548

Operating expenses:
Lease operating expense	6,912	13,208
Production and ad valorem taxes	1,700	3,361
Depletion and depreciation	10,559	19,859
Impairment of oil and natural gas properties	—	3,093
Accretion expense	361	717
Gain on settlement of asset retirement obligations	(10)	(108)
General and administrative expense	3,229	6,301
Total operating expenses	22,751	46,431

Operating income	17,679	23,117

Other income (expense), net
Interest expense	(1,332)	(2,460)
Realized loss on interest rate derivative instruments	(108)	(141)
Unrealized loss on interest rate derivative instruments	(2,852)	(2,047)
Other income (expense), net	(4,292)	(4,648)

Income before taxes	13,387	18,469
Income tax expense	(24)	(150)
Net income	$13,363	$18,319
Net income attributable to predecessor operations	(1,158)	(2,265)
Net income available to unitholders	$12,205	$16,054

Computation of net income per limited partner unit:

General partners’ interest in net income	$12	$16

Limited partners’ interest in net income	$12,193	$16,038

Net income per limited partner unit	$0.54	$0.72

Weighted average number of limited partner units outstanding	22,428	22,425

LRR Energy, L.P.

Consolidated Condensed Statement of Cash Flows

For the Six Months Ended June 30, 2012

(in thousands)

(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$18,319
Adjustments to reconcile net income to net cash provided by operating activities
Depletion and depreciation	19,859
Impairment of oil and natural gas properties	3,093
Unrealized gain on derivative instruments, net	(8,961)
Accretion expense	717
Amortization of equity awards	150
Amortization of deferred financing costs and other	160
Gain on settlement of asset retirement obligations	(108)
Purchase of derivative contracts	(59)
Changes in operating assets and liabilities
Change in receivables	4,472
Change in prepaid expenses	(84)
Change in trade accounts payable and accrued liabilities	(1,438)
Change in amounts due from affiliates	47
Net cash provided by operating activities	36,167

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of oil and natural gas properties	(1,009)
Development of oil and natural gas properties	(12,607)
Expenditures for other property and equipment	(16)
Net cash used in investing activities	(13,632)

CASH FLOWS FROM FINANCING ACTIVITIES
Contribution to Fund I	(4,869)
Deferred financing costs	(532)
Borrowings under revolving credit facility	67,000
Payments on revolving credit facility	(50,000)
Borrowings under term loan	50,000
Distribution to Fund I	(65,114)
Distributions to unitholders	(15,877)
Net cash used in financing activities	(19,392)

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,143

CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD	1,513

CASH AND CASH EQUIVALENTS, END OF THE PERIOD	$4,656

Supplemental disclosure of non-cash items to reconcile investing and financing activities
Property and equipment:
Accrued capital costs	5,303
Asset retirement obligations	(166)

LRR Energy, L.P.

Consolidated Condensed Balance Sheet

June 30, 2012

(in thousands, except unit amounts)

(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$4,656
Accounts receivable	8,452
Commodity derivative instruments	23,088
Prepaid expenses	662
Total current assets	36,858

Property and equipment (successful efforts method)	744,312
Accumulated depletion, depreciation and impairment	(286,745)
Total property and equipment, net	457,567

Commodity derivative instruments	32,057
Deferred financing costs, net of accumulated amortization	1,739
TOTAL ASSETS	$528,221

LIABILITIES AND UNITHOLDERS’ EQUITY
Current liabilities:
Accrued liabilities	$3,910
Accrued capital cost	6,724
Commodity derivative instruments	565
Amounts due to affiliates	583
Interest rate derivative instruments	463
Asset retirement obligations	371
Total current liabilities	12,616

Long-term liabilities:
Commodity derivative instruments	620
Interest rate derivative instruments	1,584
Term loan	50,000
Revolving credit facility	172,800
Asset retirement obligations	24,423
Deferred tax liabilities	140
Total long-term liabilities	249,567
Total liabilities	262,183

Unitholders’ equity:
General partner (22,400 units issued and outstanding as of June 30, 2012)	431
Public common unitholders (10,608,000 units issued and outstanding as of June 30, 2012)	187,026
Affiliated common unitholders (5,049,600 units issued and outstanding as of June 30, 2012)	33,744
Subordinated unitholders (6,720,000 units issued and outstanding as of June 30, 2012)	44,837
Total unitholders’ equity	266,038
TOTAL LIABILITIES AND UNITHOLDERS’ EQUITY	$528,221

LRR Energy, L.P.

Non-GAAP Reconciliation

For the Three and Six Months Ended June 30, 2012

(in thousands)

(unaudited)

We define Adjusted EBITDA as net income plus income tax expense (benefit); interest expense-net, including realized and unrealized losses on interest rate derivative contracts; depletion and depreciation; accretion of asset retirement obligations; amortization of equity awards; gain (loss) on settlement of asset retirement obligations; unrealized losses on commodity derivative contracts; impairment of oil and natural gas properties; less interest income; unrealized gains on commodity derivative contracts and other non-recurring items that we deem appropriate. Distributable Cash Flow is defined as Adjusted EBITDA less income tax expense; cash interest expense; realized losses on interest rate swaps; and estimated maintenance capital expenditures. Distribution Coverage Ratio is defined as the ratio of Distributable Cash Flow to the total quarterly distribution payable on all of our outstanding common, subordinated and general partner units.

Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are used as supplemental financial measures by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance as compared to that of other companies and partnerships in our industry, without regard to financing methods, capital structure or historical cost basis and the ability of our assets to generate sufficient cash flow to make distributions to our unitholders.

Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Our Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA, Distributable Cash Flow or Distribution Coverage Ratio in the same manner. The following tables present reconciliations of Adjusted EBITDA to net income, our most directly comparable GAAP financial performance measure, for the three and six months ended June 30, 2012.

	Three Months Ended	Six Months Ended
	June 30, 2012	June 30, 2012
Net income	$13,363	18,319
Income tax expense	24	150
Interest expense, net	4,292	4,648
Depletion and depreciation	10,559	19,859
Accretion of asset retirement obligations	361	717
Amortization of equity awards	81	150
Gain (loss) on settlement of asset retirement obligations	(10)	(108)
Unrealized losses on commodity derivative instruments	—	—
Impairment of oil and natural gas properties	—	3,093
Interest income	—	—
Unrealized gain on commodity derivative instruments	(10,997)	(11,008)
Adjusted EBITDA	$17,673	$35,820

The following table presents a reconciliation of Distributable Cash Flow and Distribution Coverage Ratio to Adjusted EBITDA for the period three and six months ended June 30, 2012. Adjusted EBITDA is reconciled to net income, our most directly comparable GAAP financial performance measure, above.

	Three Months Ended	Six Months Ended
	June 30, 2012	June 30, 2012
Adjusted EBITDA	$17,673	35,820
Income tax expense	(24)	(150)
Cash Interest expense	(1,080)	(2,490)
Estimated maintenance capital (1)	(5,250)	(10,500)
Distributable Cash Flow	11,319	22,680
Cash distribution	10,664	21,328
Distribution Coverage Ratio	1.06x	1.06x

(1)          Amount represents pro-rated capital for the period outstanding.